EXHIBIT 99.1

Renavotio Announces Settlement and $2.2 million Investment in Market opportunity Partnership

Tulsa, OK – Newsfile Corp. – October 12, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), an infrastructure investment company focused on opportunities, including personal protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries, today announced the Settlement and Release Agreement with our wholly-owned subsidiary, Renavotio Infratech, Inc., and other parties.  As part of the settlement, Renvotio   exchanged    Series D Preferred shares issued at $2.2 million for a 50% ownership in Harrowdale Ltd., which entity  was formed as a partnership (the “Partnership”) for the purpose of expanding our Personal Protection Equipment and other targeted market opportunities on a global basis.  As part of the agreement,  RIII has assigned its $1.2 million dollar Judgment against the supplier for the counterfeit masks; upon collection of that  judgment, if ever, the proceeds from such judgment will be used to reduce  debt and provide operating capital for the Partnership.   The Parties to the Agreement mutually released one another from any and all claims, causes of actions, suits, obligations, debts, demands, liabilities, damages, costs, and expenses.   The Partnership’s funding partner, Teybridge Capital Ltd, is initially providing a funding line of up to $4,200,000 loan to the Partnership.  The funding lines are guaranteed by Renavotio and further guaranteed by our Chairman by a pledge of assets from Crescent Saints Holding, LLC, his family Limited Liability Company.  Renavotio also retained the right to repurchase at Par Value, the Preferred  shares issued up liquidation of the partnership and return said shares to its treasury.

Management Commentary

Billy Robinson, Renavotio’s Chief Executive Officer, commented, “Our new partnership could potentially develop into a valuable operating asset for us  to eliminate any past liabilities associated with the previous mask transaction and providing funds to free up operating capital in existing inventories and in specific targeted market opportunities to provide previously untapped revenue opportunities. PPE demand will continue even as this pandemic subsides as the products RIII is focused on are normally consumed products and direct supply chain relations put into place can now be offered to a wider client base through medical suppliers, hospitality and government facilities.”

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About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

For additional information on Renavotio, please visit: www.renavotio.com.

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Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. . Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, and whether l the Partnership will be successful and fulfill its stated goals.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email: brobinson@renavotio.com
Telephone: 1-888-928-1312

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